Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces Delay in Filing Form 10-Q for First Quarter 2013

LITTLETON, MA—(MARKET WIRE)—May 15th, 2013 — Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading multi-channel retailer of equestrian products, today announced that the filing of its 10Q for the 2013 first fiscal quarter ending March 31, 2013 will be delayed, and that it expects to restate its financial statements for fiscal year 2012 and each of the 2012 fiscal quarters, as necessary, (the “Affected Statements”) and, accordingly, the Affected Statements should no longer be relied upon by investors.

As a result of the review of the 2013 first quarter and consultation between the Company’s directors, executive officers, and its outside auditors, the Company discovered that certain estimates of its gift card liabilities in 2012 have been overstated. Accounts that could be impacted in the Affected Statements are net revenues, other liabilities and the related impact on our income tax accounts.

The Company made this determination on May 14, 2013. At this time, the Company expects that the cumulative amount of adjustment to net income in the Affected Statements to be a total increase in the range of $200,000 to $400,000 for the full year ended December 31, 2012.

The Company expects to complete its 10-Q for the first quarter of 2013 and the required restatement of the Affected Statements, in accordance with GAAP, and file any amended 10-Q and 10-K reports reflecting the changes with the SEC, in each case on or about May 31, 2013.

Historically, the Company has been using the homogenous pool method for determining gift card liability. It is management’s opinion that with this method there was not sufficient accuracy in the recording of the gift card liability account. Starting with the first quarter ending on March 31, 2013, the Company will be using the specific identification method to track every gift card issued and redeemed to determine its gift card liability. In addition, we will add an account analysis to our closing process and strengthen the process of gift card account reconciliation at the end of each quarter.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the expected range of any cumulative amount of adjustment to net income for fiscal 2012, and expected completion date of its filings with the SEC of either the 10Q for the first quarter of 2013 or any of the Affected Statements. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.